UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2011

RHINO PRODUCTIONS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-34210	33-1176182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No.40-1Dama Road
Nanguan District, Chang Chun China 130000
(Address of principal executive offices) (Zip code)

Former Address
Chaowai Street. Yi 12
  Kuntai Center Commercial Street 01
Chaoyang District. Beijing China
 (Address of principal executive offices) (Zip code)

043188738636
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2011, Rhino Productions, Inc., a Nevada corporation (“Rhino”), entered into a Share Exchange Agreement dated September 13, 2011 (the “Exchange Agreement”) with Vast Glory Holdings Limited, a British Virgin Islands company (“Vast Glory”), and Yakun Song, our Chief Executive Officer and the sole shareholder of Vast Glory, pursuant to which Rhino acquired all of the outstanding shares of Vast Glory in exchange for the issuance of an aggregate of 8,250,000 shares of the common stock of Rhino, or approximately 68% of the outstanding shares of the common stock of Rhino after giving effect to the transaction. Upon consummation of the transaction, Vast Glory would become a wholly-owned subsidiary of Rhino.  The transaction accomplished by the Exchange Agreement is referred to herein as the “Acquisition.”

Vast Glory owns all of the outstanding capital stock of HK Food Logistics, Ltd. (“HK Food Logistics”), a Hong Kong company.  HK Food Logistics, in turn, owns all of the outstanding capital stock of Changchun Yaqiao Business Consulting Co., Ltd. (“WFOE”), a PRC company.  WFOE has entered into a series of agreements we refer to as the “VIE Agreements” whereby WFOE controls the operations of and is entitled to receive the pre-tax profits of our variable interest entity, Changchun Decens Foods Co., Ltd., a PRC company (“Decens Foods”).  Thus, upon the consummation of the Acquisition of Vast Glory, we would acquire the economic benefits of the operations of Decens Foods.

Vast Glory, organized under the laws of the British Virgin Island on February 26, 2009, is a holding company which through its subsidiaries and its variable interest entity, Decens Foods, manufactures, distributes and sells retail bakery products in Jilin Province, People’s Republic of China. During 2010, Decens Foods sold approximately 5,095 tons of bakery products.  Currently, Decens Foods distributes its products through its 13 retail stores and through approximately 50 supermarkets, 250 smaller chain supermarkets and 270 convenience stores.

Yakun Song, the president and the sole shareholder of Vast Glory, owns 2,000,000 shares of our common stock, representing approximately 52% of our outstanding shares. Ms. Song is the President, Chief Executive Officer, Chief Financial Officer and sole director of Rhino and is a director of Decens Foods. She also is the chief executive officer of Decens Foods.

Following the Acquisition, our organizational structure will be follows:

Rhino Productions, Inc. (Nevada)
|
 100%
|
Vast Glory Holdings Limited (BVI)
|
 100%
|
HK Food Logistics, Limited (Hong Kong)
|
100%
Changchun Yaqiao Business Consulting Co., Ltd. or WFOE (PRC)
|
(Contractual Arrangements)
|
Changchun Decens Foods Co., Ltd. or VIE (PRC)

Following the Acquisition, Ms. Song, who is our sole officer and director, will continue to serve as our Chief Executive Officer, President and sole director, and Ms. Fengying Su, the chief accountant of Decens Foods, will serve as our Chief Financial Officer. Following the Acquisition, Ms. Song would own 10,250,000 shares of our common stock, representing approximately 85% of our outstanding shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement dated September 13, 2011 by and among the Registrant, Vast Glory and Yakun Song.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Productions, Inc.

Dated: September 13, 2011	By:	/s/ Yakun Song
Name: Yakun Song
Title: Chief Executive Officer